Exhibit 10.33
Grant Schedule

Grantee’s name:	[∙]
Grant Date:	[∙]
1.Number of Restricted Stock Units granted:	[∙]
2. Target Number of Restricted Stock Units:	[∙]
3. Vesting Date:
PERFORMANCE VESTED UNITS: Except as specifically provided below, as set forth in the Grantee’s employment agreement or as otherwise determined by the Committee, subject to Grantee’s continued employment, as of [∙], the Restricted Stock Units (the “Performance Units”) will vest, if at all, based on the Company’s Performance (as defined below) as follows:

The Performance Units shall become Earned (as defined below) based upon the Company’s [∙] (“Performance”) over each applicable Performance Period (as defined below), as follows: [∙]

For any applicable Performance Period above, the Compensation Committee will interpolate proportionately to determine the Performance Units which become Earned based on the level of the Company’s Performance between the threshold and underperformance, between underperformance and the target, between the target and outperformance or between outperformance and the maximum. No Performance Units will be Earned below the threshold level of Performance in any applicable Performance Period. No Earned Performance Units will become vested and/or delivered until the vesting conditions set forth below are also satisfied.

At the end of any Performance Period (or such earlier date as provided below upon either certain terminations of employment or upon a Change in Control), any Performance Units that do not become Earned based upon the Company’s Performance shall be forfeited with no further compensation due to the Grantee on account thereof.

The following terms shall be defined as set forth below:
•“Earned” means Performance Units for which the applicable Performance has been attained for an applicable Performance Period.
•“Peer Group” means the following [∙] companies: [∙], subject to the following adjustments.
Notwithstanding the foregoing:
(a)if the Grantee ceases to be employed by the Company (and its Affiliates, as applicable) during any Performance Period as a result of his or her death or Disability, all previously Earned Performance Units with respect to all previously competed Performance Periods and 100% of the Target Number of the Performance Units for any incomplete Performance Period(s) (to the extent such Performance Units were not previously forfeited) will immediately vest (and will, to the extent applicable, be deemed Earned), and any remaining Performance Units will be forfeited immediately upon such termination; and
(b)in the event of a Change in Control that occurs during any Performance Period (i) any, if any, previously Earned Performance Units with respect to all previously completed Performance Periods will immediately vest and [∙], in either such case, immediately vest (and will, to the extent applicable, be deemed Earned), and any remaining Performance Units will be forfeited immediately upon the closing of such Change in Control.
If the Grantee’s employment with the Company and its Affiliates terminates or is terminated for any other reason other than as set forth above, any Restricted Stock Units that are then still subject to vesting conditions as of such date (regardless of whether such units are Earned or unearned) shall be immediately forfeited with no other compensation due to the Grantee.

The Performance Units will, to the extent Earned, be deemed vested on [∙], subject to the Grantee’s continued employment through such date (or such earlier date as set forth above) and a number of the shares of the Company’s common stock equal to the number of such Earned and vested Performance Units will be issued to the Grantee, either by book-entry registration or issuance of a stock certificate or certificates, as soon as administratively practicable following the date that the Committee determines the extent to which the applicable Performance has been attained, but in no event later than [∙]. In the event the Performance Units become Earned and vested as a result of a Change in Control or the Grantee’s death or Disability, the shares of the Company’s common stock underlying such units will be issued not later than ten (10) business days following the date of such Change in Control or the Grantee’s death or Disability, subject to any applicable delay set forth in Section 7 of the below Agreement.
FIVE BELOW, INC.

By:
Name:
Title:
DATED:

Award Agreement for Restricted Stock Units under the Five Below, Inc.
Amended and Restated Equity Incentive Plan
THIS AWARD AGREEMENT FOR RESTRICTED STOCK UNITS (this “Agreement”) is made by Five Below, Inc. (the “Company”) to the participant named on the grant schedule attached hereto (the “Grantee”), dated as of the date set forth on the grant schedule attached hereto (the “Grant Date”).
RECITALS
WHEREAS, the Company desires to award Restricted Stock Units to the Grantee under the Five Below, Inc. Amended and Restated Equity Incentive Plan, as amended (the “Plan”), pursuant to the terms of this Agreement.
NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:
1.Grant Schedule. Certain terms of the grant of Restricted Stock Units are set forth on the grant schedule (the “Grant Schedule”) that is attached to, and is a part of, this Agreement.
2.Grant of Restricted Stock Units. As of the Grant Date, pursuant to the Plan, the Company hereby awards to the Grantee the number of Restricted Stock Units set forth on the Grant Schedule (the “Award”), subject to the restrictions and on the terms and conditions set forth in this Agreement and the Plan. The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Capitalized terms used but not defined herein, including the Grant Schedule, will have the same meaning as defined in the Plan.
3.Grant Date. The Grant Date of the Restricted Stock Units is set forth on the Grant Schedule.
4.Performance Target. To the extent that the Grant Schedule includes a performance-based target, the Grant Schedule will specify the extent to which the Restricted Stock Units will be forfeited for failure to achieve the performance-based target.
5.Vesting. Subject to the further provisions of this Agreement, the Restricted Stock Units will become “Earned” (as such term is defined in the Grant Schedule) and will vest as set forth on the Grant Schedule (the date on which Restricted Stock Units vest being referred to as a “Vesting Date”). No Earned Restricted Stock Units will be considered vested until such Earned units vest in accordance with the Grant Schedule.
6.Transferability. The Restricted Stock Units are not transferable or assignable otherwise than by will or by the laws of descent and distribution. Any attempt to transfer Restricted Stock Units, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, will not vest the transferee with any interest or right in or with respect to such Restricted Stock Units.
7.Termination of Employment. In the event of the Grantee’s termination of service with the Company and its Affiliates that is a “separation from service” within the meaning of section 409A of the Code and applicable Treasury Regulations issued under section 409A, all unvested Restricted Stock Units will vest or be forfeited according to the terms and conditions of the Grant Schedule, unless the Grantee’s employment agreement provides for a result that is more favorable to the Grantee. To the extent compliance with the requirements of Treasury Regulation § 1.409A-3(i)(2) is necessary to avoid the application of an additional tax under section 409A of the Code to the issuance of Shares to the Grantee, then any issuance of Shares to the Grantee that would otherwise be made during the six-month period beginning on the date of such termination will be deferred and delivered to the Grantee immediately following the lapse of such six-month period.

8.Issuance of Shares.
a.Unless otherwise set forth on the Grant Schedule or as otherwise required under Section 7, within 2 and ½ months following any Vesting Date (including any accelerated vesting date provided in the Grant Schedule or pursuant to the Grantee’s employment agreement), the Company shall issue to the Grantee, either by book-entry registration or issuance of a stock certificate or certificates, a number of Shares equal to the number of Restricted Stock Units granted hereunder that have vested as of such date. Any Shares issued to the Grantee hereunder shall be fully paid and non-assessable.
b.The Company may require as a condition of the issuance of Shares, pursuant to Section 8(a) hereof, that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to the issuance of such Shares. The Committee, in its sole discretion, may permit the Grantee to satisfy such obligation by delivering Shares or by directing the Company to withhold from delivery Shares, in either case valued at their Fair Market Value on the applicable issuance date, with fractional Shares being settled in cash.
c.The Grantee will not be deemed for any purpose to be, or have rights as, a stockholder of the Company by virtue of the grant of Restricted Stock Units, until Shares are issued in settlement of such Restricted Stock Units pursuant to Section 8(a) hereof. Upon the issuance of a stock certificate or the making of an appropriate book entry on the books of the transfer agent, the Grantee will have all of the rights of a stockholder.
9.Securities Matters. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the “1933 Act”) of any interests in the Plan or any Shares to be issued thereunder or to effect similar compliance under any state laws. The Company shall not be obligated to cause to be issued any Shares, whether by means of stock certificates or appropriate book entries, unless and until the Company is advised by its counsel that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance of Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that any certificates bear such legends and any book entries be subject to such electronic coding or stop order, as the Committee, in its sole discretion, deems necessary or desirable. The Grantee specifically understands and agrees that the Shares, if and when issued, may be “restricted securities,” as that term is defined in Rule 144 under the 1933 Act and, accordingly, the Grantee may be required to hold the Shares indefinitely unless they are registered under the 1933 Act or an exemption from such registration is available.
10.Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, will impair any such right, power or remedy of such party, nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character by the of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and will be effective only to the extent specifically set forth in such writing.
11.Withholding. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable or property transferable to Grantee any taxes required to be withheld by federal, state or local law as a result of the grant or vesting of this Award or other disposition of the Shares.
12.Right of Discharge Preserved. The grant of Restricted Stock Units hereunder will not confer upon the Grantee any right to continue in service with the Company or any of its subsidiaries or Affiliates.

13.The Plan. By accepting this Award, the Grantee acknowledges that the Grantee has received a copy of the Plan, has read the Plan and is familiar with its terms, and accepts the Restricted Stock Units subject to all of the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board or its Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. By accepting this Award, the Grantee acknowledges and agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or its Committee upon any questions arising under the Plan.
14.Governing Law. This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.
The Award is made by the Company as of the date stated in the introductory paragraph.
FIVE BELOW, INC.

By:
Name:
Title:
DATED: